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                                                                   Exhibit 10.39

                      STANDARD FORM OF LOFT LEASE The Real
                         Estate Board of New York, Inc.


         AGREEMENT OF LEASE, made as of this 26th day of May 1999, between 224 W 30 LLC, having an office at Pier 40, Suite 100 at West Houston and West Streets, New York, New York 10014, party of the first part, hereinafter referred to as OWNER, LANDLORD OR LESSOR, and MEDSCAPE, INC., party of the second part, hereinafter referred to as TENANT or LESSEE,

         WITNESSETH: Owner hereby leases to Tenant and Tenant hereby hires from Owner Room 400 approximately as described on the location plan annexed hereto and made a part hereof (the "Demised Premises" or the "Premises") in the building known as 224 West 30th Street (the "Building") in the Borough of Manhattan 10001, City of New York, for the term of 4 1/2 months plus 4 month option (or until such term shall sooner cease and expire as hereinafter provided) to commence on the 15th day of June nineteen hundred and ninety-nine, and to end on the 31st day of October, nineteen hundred and ninety-nine both dates inclusive, at a monthly rental rate of $7,844 ("base rent" or "fixed monthly rent") plus such other additional rents and charges as may be payable in accordance with the terms of this Lease, which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first _____ monthly installment(s) on the execution hereof (unless this lease be a renewal).

         In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

         The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

Occupancy:                 1.       Tenant shall pay the rent as above and as
                                    hereinafter provided.

Use:                       2.       Tenant shall use and occupy demised premises
                                    for office.

provided such use is in accordance with the Certificate of Occupancy for the building, if any, and for no other purpose. Tenant shall not permit the use of the Demised Premises for residential purposes or overnight accommodations.

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Alterations:               3.       Tenant shall make no changes in or to the
                                    demised premises of any nature without
Owner's prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant, at Tenant's expense, may make alterations, installations, additions or improvements which are nonstructural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises using contractors or mechanics first approved by Owner, such approval not to be unreasonably withheld. Tenant shall, at its expense, before making any alterations, additions, installations or improvements obtain all permits, approval and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner. Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workman's compensation, general liability, personal and property damage insurance as Owner may reasonably require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within __ days thereafter, at Tenant's expense, by filing the bond required by law or otherwise. All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Owner on Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Owner's right thereto and to have them removed by Tenant, in which event the same shall be removed from the demised premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this Article shall be construed to give Owner title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or removed from the premises by Owner, at Tenant's expense.

Repairs:                   4.       Owner shall maintain and repair the exterior
                                    of and the public portions of the building.
Tenant shall, throughout the term of this lease, take good care of the demised premises including the bathrooms and lavatory facilities (if the demised premises encompass the entire floor of the building) and the windows and window frames and, the fixtures and appurtenances therein and at Tenant's sole cost and expense promptly make all repairs thereto and to the building, whether structural or non-structural in nature, caused by or resulting from the carelessness, omission, neglect or improper conduct of Tenant, Tenant's servants, employees or licensees, and whether or not arising from such Tenant conduct or omission, when required by other provisions of this lease, including
Article 6. Tenant shall also
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repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture or equipment. All the aforesaid repairs shall be of quality or class equal to the original work or construction. If Tenant fails, after ten days notice, to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by the Owner at the expense of Tenant, and the expenses thereof incurred by Owner shall be collectible, as additional rent, after rendition of a bill or statement therefor. If the demised premises be or become infested with vermin, Tenant shall, at its expense, cause the same to be exterminated. Tenant shall give Owner prompt notice of any defective condition in any plumbing, heating system or electrical lines located in the demised premises and following such notice, Owner shall remedy the condition with due diligence, but at the expense of Tenant, if repairs are necessitated by damage or injury attributable to Tenant, Tenant's servants, agents, employees, invitees or licensees as aforesaid. Except as specifically provided in Article 9 or elsewhere in this lease, there shall be no allowance to the Tenant for a diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner, Tenant or others making or failing to make any repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof. The provisions of this
Article 4 with respect to the making of repairs shall not apply in the case of fire or other casualty with regard to which Article 9 hereof shall apply.

Window Cleaning:           5.       Tenant will not clean nor require, permit,
                                    suffer or allow any window in the demised
premises to be cleaned from the outside in violation of Section 202 of the New York State Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of            6.       Prior to the commencement of the lease
                                    term, if Tenant is then in Law, Fire
Insurance, possession, and at all times thereafter Tenant shall, at Tenant's sole Floor Loads: cost and expense, promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, or the Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant's use or manner of use thereof, or, with respect to the building, if arising out of Tenant's use or manner of use of the demised premises of the building (including the use permitted under the lease). Except as provided in Article 30 hereof, nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by
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the Fire Department, Board of Fire Underwriters, Fire Insurance Rating
Organization and other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. If by reason of failure to comply with the foregoing the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" or rate for the building or demised premises issued by a body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's judgement, to absorb and prevent vibration, noise and annoyance.

Subordination:    7.       This lease is subject and subordinate to all ground
                           or underlying leases and to all mortgages which may
now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument or subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall execute promptly any certificate that Owner may request.

Property-Loss     8.       Owner or its agents shall not be liable for any
Loss, Damage,              damage to property of Tenant or of others entrusted
Reimbursement,             to employees of the building, nor for loss of or
Indemnity:                 damage to any property of Tenant by theft or
                           otherwise, nor for any injury or damage to persons or
property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Owner, its agents, servants or employees; Owner or its agents shall not be liable for any damage caused by other tenants or persons in, upon or about said building or caused by operations in connection of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to Owner's own acts, Owner shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations,
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damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorney's fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees or licensees. Tenant's liability under this lease extends to the acts and omissions of its sub-tenant, and any agent, contractor, employee or licensee of its sub-tenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon timely written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

Destruction, Fire         9.       (a) If the demised premises or any part
and Other Casualty:                thereof shall be damaged by fire or other
                                   casualty, Tenant shall give immediate notice
thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damages or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner (or sooner reoccupied in part by Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owner's right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within __ days after such fire or casualty, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Owner's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty, tenant shall cooperate with Owner's restoration by removing from the premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Owner that the premises are substantially ready for Tenant's occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as
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a result of damage from fire or other casualty. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefitting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

Eminent Domain:            10.      If the whole or any part of the demised
                                    premises shall be acquired or condemned by
Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease.

Assignment,                11.      Tenant, for itself, its heirs, distributees,
Mortgage, Etc.:                     executors, administrators, legal
                                    representatives, successors and assigns,
expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

Electric Current:          12.      Rates and conditions in respect to
                                    submetering or rent inclusion, as the case
may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of
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existing leaders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any losses, damages or expenses which Tenant may sustain.

Access to Premises:        13.      Owner or Owner's agents shall have the right
                                    (but shall not be obligated) to enter the
demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to any portion of the building or which Owner may elect to perform in the premises after Tenant's failure to make repairs or perform any work which Tenant is obligated to perform under this lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein provided, wherever possible, they are within walls or otherwise concealed. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the same to prospective tenants and may, during said six months period, place upon the premises the usual notices "To Let" and "For Sale" which notices Tenant shall permit to remain thereon without molestation. If Tenant is not present to open and permit an entry into the premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom. Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant's obligation hereunder.

Vault, Vault Space,        14.      No Vaults, vault space or area, whether or
Area:                               not enclosed or covered, not within the
                                    property line of the building is leased
hereunder anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state
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or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant, if used by Tenant, whether or not specifically leased hereunder.

Occupancy:                 15.      Tenant will not at any time use or occupy
                                    the demised premises in violation of the
certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations, whether or not of record. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business, Tenant shall be responsible for and shall procure and maintain such license or permit.

Bankruptcy:                16.      (a) Anything elsewhere in this lease to the
                                    contrary notwithstanding, this lease may be
canceled by Owner by sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

                                    (b) It is stipulated and agreed that in the
event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rental reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such premises or any part thereof be relet by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such
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damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

Default:                   17.      (1) If Tenant defaults in fulfilling any of
                                    the covenants of this lease other than the
covenants or if the demised premises becomes vacant or deserted "or if this lease be rejected under Section235 of Title 11 of the U.S. Code (bankruptcy code)"; or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if Tenant shall make material default with respect to any other lease between Owner and Tenant; or if Tenant shall have failed, after 5 days written notice, to redeposit with Owner any portion of the security deposited hereunder which Owner has applied to the payment of any rent and additional rent due and payable hereunder or failed to move into or take possession of the premises within five (5) days after the commencement of the term of this lease, of which fact Owner shall be the sole judge; then in any one or more of such events, upon Owner serving a written five (5) days notice upon Tenant specifying the nature of said default and upon the expiration of said 5 days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said 5-day period, and if Tenant shall not have diligently commenced during such default within such ten (10) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written three (3) days' notice of cancellation of this lease upon Tenant, and upon the expiration of said three (3) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such three (3) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided. Owner shall use best efforts to relet the premises and shall be obligated to mitigate the damages to the extent of rent collected upon reletting if when such rent is collected, and after deducting all relative expenses incurred in such reletting.
(2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required; then and in any of such events Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Owner          18.      In case of any such default, re-entry,
and Waiver of                       expiration and/or dispossess by summary
                                    proceedings or otherwise, (a) the rent, and
                                    additional
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Redemption:                         rent, shall become due thereupon and be paid
                                    up to the time of such re-entry, dispossess
and/or expiration, (b) Owner may relet the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and or covenanted to be paid and the net amount, if any, of the rents collected on account of the subsequent lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease.
The failure of Owner to relet the premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with reletting, such as legal expenses, reasonable attorneys' fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for reletting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgment, considers advisable and necessary for the purpose of reletting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to relet the demised premises, or in the event that the demised premises are relet, for failure to collect the rent thereof under such reletting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws.

Fees and Expenses:         19.      If Tenant shall default in the observance or
                                    performance of any material term or covenant
on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any time thereafter and after ten (10) days' notice perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to attorney's fees, in instituting, prosecuting or defending any action or proceedings, then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within five (5) days of rendition of any bill or statement to Tenant therefor. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

Building                   20.      Owner shall have the right at any time
Alterations and                     without the same constituting an eviction
Management:                         and without incurring liability to Tenant
                                    therefor to change the arrangement and or
location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenant making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of any controls of the manner of access to the building by Tenant's social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

No Representations         21.      Neither Owner nor Owner's agents have made
by Owner:                           any representations or promises with respect
                                    to the physical condition of the building,
the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the demised premises or the building except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as is" on the date possession is tendered and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term:               22.      Upon the expiration or other termination of
                                    the term of this lease, Tenant shall quit
and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property from the demised premises. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment:           23.      Owner covenants and agrees with Tenant that
                                    upon Tenant paying the rent and additional
rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 34 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give            24.      If Owner is unable to give possession of the
Possession:                         demised premises on the date of the
                                    commencement of the term hereof, because of
the holding-over or retention of possession of any tenant, undertenant or occupants or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or if Owner has not completed any work required to be performed by Owner, or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession or complete any work required) until after Owner shall have given Tenant notice that the premises are substantially ready for Tenant's occupancy. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease. Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except as to the covenant to pay rent. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

No Waiver:                 25.      The failure of Owner to seek redress for
                                    violation of, or to insist upon the strict
performance of any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. All checks tendered to Owner as and for the rent of the demised premises shall be deemed payments for the account of Tenant. Acceptance by Owner of rent from anyone other than Tenant shall not be deemed to operate as an attornment to Owner by the payor of such rent or as a consent by Owner to an assignment or subletting by Tenant of the demised premises to such payor, or as a modification of the provisions of this lease. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

Waiver of Trial            26.      It is mutually agreed by and between Owner
by Jury:                            and Tenant that the respective parties
                                    hereto shall and they hereby do waive trial
by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant's use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding.

Inability to Perform:      27.      This Lease and the obligation of Tenant to
                                    pay rent hereunder and perform all of the
other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever beyond Owner's sole control including, but not limited to, government preemption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

Bills and Notices:         28.      Except as otherwise in this lease provided,
                                    a bill statement, notice or communication
which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part or at the last known residence address or business address of Tenant or left at any of the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice.

Water Charges:             29.      If Tenant requires, uses or consumes water
                                    for any purpose in addition to ordinary
lavatory purposes (of which fact Tenant constitutes Owner to be the sole judge) Owner may install a water meter and thereby measure Tenant's water consumption for all purposes. Tenant shall pay Owner for the cost of the meter and the cost of the installation, thereof and throughout the duration of Tenant's occupancy Tenant shall keep said meter and installation equipment in good working order and repair at Tenant's own cost and expense in default of which Owner may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Tenant, as additional rent. Tenant agrees to pay for water consumed, as shown on said meter as and when bills are rendered, and on default in making such payment Owner may pay such charges and collect the same from Tenant, as additional rent. Tenant covenants and agrees to pay, as additional rent, the sewer rent, charge or any other tax, rent, levy or charge which now or hereafter is assessed, imposed or a lien upon the demised premises or the realty of which they are part pursuant to law, order or regulation made or issued in connection with the use, consumption, maintenance or supply of water, water system or sewage or sewage connection or system. If the building or the demised premises or any part thereof is supplied with water through a meter through which water is also supplied to other premises Tenant shall pay to Owner, as additional rent, on the first day of each month, * % ($ 00) of the total meter charges as Tenant's portion. Independently of and in addition to any of the remedies reserved to Owner hereinabove or elsewhere in this lease, Owner may sue for and collect any monies to be paid by Tenant or paid by Owner for any of the reasons or purposes hereinabove set forth.

*        Owner's reasonable charges

Sprinklers:                30.      Anything elsewhere in this lease to the
                                    contrary notwithstanding, if the New York
Board of Fire Underwriters or the New York Fire Insurance Exchange or any bureau, department or official of the federal, state or city government recommend or require the installation of a sprinkler system or that any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of Tenant's business, or the location of partitions, trade fixtures, or other contents of the demised premises, or for any other reason, or if any such sprinkler system installations, modifications, alterations, additional sprinkler heads or other such equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by any said Exchange or by any fire insurance company, Tenant shall, at Tenant's expenses, promptly make such sprinkler system installations, changes, modifications, alterations, and supply additional sprinkler heads or other equipment as required whether the work involved shall be structural or non-structural in nature. Tenant shall pay to Owner as additional rent the sum of $ * 00, on the first day of each month during the term of this lease, as Tenant's portion of the contract price for sprinkler supervisory service.

*        Owner's reasonable charges

Elevators, Heat,           31.      As long as Tenant is not in default under
Cleaning:                           any the covenants of this lease Owner shall:
                                    (a) provide necessary passenger elevator
facilities **; (b) if freight elevator service is provided, same shall be provided only on regular business days Monday through Friday inclusive, and on those days only between the hours of 9 a.m. and 12 noon and between 1 p.m. and 5 p.m.; (c) furnish heat and other services supplied by Owner to the demised premises, when and as required by law, on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m.; (d) clean the public halls and public portions of the building which are used in common by all tenants. Tenant shall, at Tenant's expense, keep the demised premises, including the windows, clean and in order, to the satisfaction of Owner, and for that purpose shall employ the person or persons, or corporation approved by Owner. Tenant shall pay to Owner the cost of removal of any of Tenant's refuse and rubbish from the building. Bills for the same shall be rendered by Owner to Tenant at such time as Owner may elect and shall be due and payable hereunder, and the amount of such bills shall be deemed to be, and be paid as, additional rent. Tenant shall, however, have the option of independently contracting for the removal of such rubbish and refuse in the event that Tenant does not wish to have same done by employees of Owner. Under such circumstances, however, the removal of such refuse and rubbish by others shall be subject to such rules and regulations as, in the judgment of Owner, are necessary for the proper operation of the building. Owner reserves the right to stop service of the heating, elevator, plumbing and electric systems, when necessary, by reason of accident, or emergency, or for repairs, alterations, replacements or improvements, in the judgment of Owner desirable or necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed. If the building of which the demised premises are a part supplies manually operated elevator service, Owner may proceed with alterations necessary to substitute automatic control elevator service upon ten (10) days written notice to Tenant without in any way affecting the obligations of Tenant hereunder, provided that the same shall be done with the minimum amount of inconvenience to Tenant, and Owner pursues with due diligence the completion of the alterations.

**       twenty-four (24) hours per day

Security:                  32.      Tenant has deposited with Owner the sum of
                                    $15,688 as security for the faithful
performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the reletting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Such security deposit shall not bear any interest.

Captions:                  33.      The Captions are inserted only as a matter
                                    of convenience and for reference and in no
way define, limit or describe the scope of this lease nor the intent of any provision thereof.

Definitions:               34.      The term "Owner" as used in this lease means
                                    only the owner of the fee or of the
leasehold of the building, or the mortgagee in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "rent" includes the annual rental rate whether so expressed or expressed in monthly installments, and "additional rent." "Additional rent" means all sums which shall be due to Owner from Tenant under this lease, in addition to the annual rental rate. The term "business days" as used in this lease, shall exclude Saturdays (except such portion thereof as is covered by specific hours in Article 31 hereof), Sundays and all days observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service.

Adjacent                   35.      If an excavation shall be made upon land
Excavation-                         adjacent to the demised premises, or shall
Shoring:                            be authorized to be made, Tenant shall
                                    afford to the person causing or authorized
to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form apart from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and                  36.      Tenant and Tenant's servants, employees,
Regulations:                        agents, visitors, and licensees shall
                                    observe faithfully, and comply strictly
with, the Rules and Regulations annexed hereto and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within ten (10) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Glass:                     37.      Owner shall replace, at the expense of the
                                    Tenant, any and all plate and other glass
damaged or broken from any cause whatsoever in and about the demised premises. Owner may insure, and keep insured, at Tenant's expense, all plate and other glass in the demised premises for and in the name of Owner. Bills for the premiums therefor shall be rendered by Owner to Tenant at such times as Owner may elect, and shall be due from, and payable by, Tenant when rendered, and the amount thereof shall be deemed to be, and be paid, as additional rent.

Estoppel                   38.      Tenant, at any time, and from time to time,
Certificate:                        upon at least 10 days' prior notice by
                                    Owner, shall execute, acknowledge and
deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this Lease is unmodified in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this Lease, and, if so, specifying each such default.

Directory Board            39.      If, at the request of and as accommodation
Listing:                            to Tenant, Owner shall place upon the
                                    directory board in the lobby of the
building, one or more names of persons other than Tenant, such directory board listing shall not be construed as the consent by Owner to an assignment or subletting by Tenant to such person or persons.

Successors and             40.      The covenants, conditions and agreements
Assigns:                            contained in this lease shall bind and inure
                                    to the benefit of Owner and Tenant and their
respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns.

               SEE RIDER ANNEXED HERETO AND A MADE A PART HEREOF,
                      CONSISTING OF PAGES 1 THROUGH _____;
             CONTAINING ARTICLES 41 THROUGH __ AND A LOCATION PLAN.

                  IN WITNESS WHEREOF, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

                               224 W 30 LLC

Witness for Owner:                                       CORP.
                               By: /s/                   SEAL
                               --------------------

                                                         [L.S.]

                               MEDSCAPE, INC.

Witness for Tenant:                                      CORP.
                               By: /s/ Tony Plesner      SEAL
                               --------------------

                                                         [L.S.]

                                 ACKNOWLEDGMENTS

CORPORATE TENANT
STATE OF NEW YORK                   )
                                    ) ss.:
COUNTY OF NEW YORK                  )

                  On this __ day of ______________, 19__, before me personally came _______________________________ to me known, who being by me duly sworn, did depose and say that he resides in ___________________________________ that he is the _____________________ of _______________ the corporation described in and which executed the foregoing instrument, as TENANT: that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.






INDIVIDUAL TENANT
STATE OF NEW YORK                   )
                                    ) ss.:
COUNTY OF NEW YORK                  )

                  On this __ day of ______________, 19__, before me personally came ___________________________________ to me known and known to me to be the individual described in and who, as TENANT, executed the foregoing instrument and acknowledged to me that ___________ he executed the same.

                             IMPORTANT - PLEASE READ

                  RULES AND REGULATIONS ATTACHED TO AND MADE A
                PART OF THIS LEASE IN ACCORDANCE WITH ARTICLE 36.


         1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress or egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by any Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. If said premises are situated on the ground floor of the building, Tenant thereof shall further, at Tenant's expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

         2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

         3. No carpet, rug or other article shall be hung or shaken out of any window of the building; and no Tenant shall sweep or throw or permit to be swept or thrown from the demised premises any dirt or other substances into any or the corridors or halls, elevators, or out of the doors or windows or stairways of the building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the buildings by reason of noise, odors, and or vibrations, or interfere in any way, with other Tenants or those having business therein, nor shall any animals or birds be kept in or about the building Smoking or carrying lighted cigars or cigarettes in the elevators of the building on any fire escapes or open landings or in violation of any applicable law is prohibited.

         4. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

         5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the demised premises or the building or on the inside of the demised premises if the same is visible from the outside of the premises without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the premises. In the event of the violation of the foregoing by any

Tenant, Owner may remove same without any liability and may charge the expense incurred by such removal to Tenant or Tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Tenant by Owner at the expense of such Tenant, and shall be of a size, color and style acceptable to Owner.

         6. No Tenant shall mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

         7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or mechanism thereof without the prior written consent of Owner, which shall not be unreasonably withheld, and provided Tenant promptly delivers to Owner copies of keys to all such locks or bolts. Each Tenant must, upon the termination of his Tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys, so furnished, such Tenant shall pay to Owner the cost thereof.

         8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations of the lease of which these Rules and Regulations are a part.

         9. No Tenant shall obtain for use upon the demised premises ice, drinking water, towel and other similar services, or accept barbering or bootblacking services in the demised premises, except from persons authorized by Owner, and at hours and under regulations fixed by Owner. Canvassing, soliciting and peddling in the building is prohibited and each Tenant shall cooperate to prevent the same.

         10. Owner reserves the right to exclude from the building between the hours of 6 p.m. and 8 a.m. on business days, after 1 p.m. on Saturdays, and at all hours on Sundays and legal holidays all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom any Tenant requests same in writing. Each Tenant shall be responsible for all persons for whom he requests such pass and shall be liable to Owner for all acts of such persons.

         11. Owner shall have the right to prohibit any advertising by any Tenant which in Owner's opinion, tends to impair the reputation of the building or its desirability as a loft building, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

         12. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible, or explosive fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the demised premises.

         13. Tenant shall not use the demised premises in a manner which disturbs or interferes with other Tenants in the beneficial use of their premises.

         14. Tenant shall not install in or about the Demised Premises or the Building any public telephones or any vending machines including, but not limited to, those dispensing food, drinks, or tobacco products. In the event that Tenant violates the provisions hereof, all fees, commissions or other compensation to Tenant in connection with the installation and maintenance of the foregoing equipment shall be deemed to be the property of Owner and shall be delivered to Owner upon demand.

         15. Tenant shall not place a load upon any floor of the Demised Premises in excess of the load per square foot which such floor was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all equipment and machines within the Demised Premises. All such equipment and machines shall be placed and maintained by Tenant, at its sole expense, in such a manner and with sufficient foundations and mounts so as to adequately support the weight and load of same and so as to prevent any vibration or noise from emanating from the Demised remises which shall be a violation of any governmental law, rule or regulation, or which shall be objectionable to Owner or any other tenant or constitute a nuisance to any other tenant or nearby building.

         16. Tenant shall keep all doors from the public corridor to the Demised Premises closed at all times except for use during ingress and egress from the Demised Premises. Tenant acknowledges that a violation of the terms hereof may also constitute a violation of codes, rules or regulations of governmental authorities having or asserting jurisdiction over the Demised Premises, and Tenant agrees to indemnify and hold Owner harmless from any fines, penalties, claims, action or increase in fire insurance rates which might result from Tenant's violation of the terms hereof.

         17. The use in the Demised Premises of any auxiliary heating devices including, but not limited to, portable electric heaters, heat lamps or other devices whose principal function at the time of operation is to produce space heating, is strictly prohibited.

                  RIDER TO LEASE AGREEMENT BETWEEN 224 W 30 LLC
                     AS OWNER, AND MEDSCAPE, INC., AS TENANT
                         224 WEST 30TH STREET, ROOM 400
                            NEW YORK, NEW YORK 10018


                                   ELECTRICITY

41. Tenant agrees that Owner may furnish redistributed electricity to Tenant on a "submetering" basis or an a "rent inclusion basis". Electricity and electric service, as used herein, shall mean any element affecting the generation, transmission, and/or distribution or redistribution of electricity, including but not limited to services which facilitate the distribution of service.

         A. Rent Inclusion: If and so long as Owner provides electricity to the demised premises on a rent inclusion basis, Tenant agrees that the fixed annual rent shall be increased by the amount of the Electricity Rent Inclusion Factor ("ERIF"), as hereinafter defined. Tenant acknowledges and agrees (i) that the fixed annual rent hereinabove set forth in this lease does not yet, but is to include an ERIF of 2.50 per rentable square foot to compensate Owner for electrical wiring and other installations necessary for, and for its obtaining and making available to Tenant the redistribution of electric current as an additional service; and (ii) that said ERIF, which shall be subject to periodic adjustments as hereinafter provided, has been partially based upon an estimate of the Tenant's connected electrical load, in whatever manner delivered to Tenant which shall be deemed to be the demand (KW), and hours of use thereof, which shall be deemed to be the energy (KWH), for ordinary lighting and light office equipment and the operation of the usual small business machines, including Xerox or other copying machines (such lighting and equipment are hereinafter called "Ordinary Equipment") during ordinary business hours ("ordinary business hours" shall be deemed to mean 50 hours per week), with Owner providing an average connected load of 4 1/2 watts of electricity for all purposes per rentable square foot. Any installation and use of equipment other than Ordinary Equipment and/or any connected load and/or energy usage by Tenant in excess of the foregoing shall result in adjustment of the ERIF as hereinafter provided. For purposes of this lease the rentable square foot area of the presently demised premises shall be deemed to be 5537 square feet.

         If the cost to Owner of electricity shall have been, or shall be increased or decreased subsequent to May 1, 1996 (whether such change occurs prior to or during the term of this Lease), by change in Owner's electric rates or service classifications, or electricity charges, including changes in market prices, or by an increase, subsequent to the last such electric rate or service classification change or market price change, in fuel adjustments or charges of any kind, or by taxes, imposed on Owner's electricity purchases or on Owner's electricity redistribution, or for any other such reason, then the aforesaid ERIF portion of the fixed annul rent shall be changed in the same percentage as any such change in cost due to changes in electric rates, service classifications or market prices, and, also Tenant's payment obligation, for electricity redistribution, shall change from time to time so as to reflect any such increase in fuel adjustments or charges, and such taxes. Any such percentage change in Owner's cost due to change in

Owner's electric rate or service classifications or market prices, shall be computed on the basis of the average consumption of electricity for the Building for the twelve full months immediately prior to the rate change or other such changes in cost, energy and demand, and any changed methods of or rules on billing for same, applied on a consistent basis to the new electric rate or service classification or market price and to the immediately prior existing electric rate or service classification or market price. If the average consumption (energy and demand) for the entire Building for said prior (12) months cannot reasonably be applied and used with respect to changed methods of or rules on billing, then the percentage increase shall be computed by the use of the average consumption (energy and demand) for the entire Building for the first three (3) months after such change, projected to a full twelve (12) months, so as to reflect the different seasons; and that same consumption, so projected, shall be applied to the rate and/or service classification or market price which existed immediately prior to the change. The parties agree that a reputable, independent electrical consultant firm, selected by Owner, ("Owner's electrical consultant"), shall determine the percentage change for the changes in ERIF due to Owner's changed costs, and that Owner's electrical consultant may from time to time make surveys in the demised premises of the electrical equipment and fixtures and use of current (i) If such survey shall reflect a connected electrical load in the demised premises in excess of 4 1/2 watts of electricity for all purposes per rentable square foot and/or energy usage in excess of ordinary business hours (each such excess hereinafter called "excess electricity") then the connected electrical load and/or the hours of use portion(s) of the then existing ERIF shall be increased by an amount which is equal to a fraction of the then existing ERIF, the numerator of which is the excess electricity (i.e. excess connected load and/or excess usage) and the denominator of which is the connected load and/or the energy usage which was the basis of the then existing ERIF. Such fractions shall be determined by Owner's electrical consultant. The fixed annual rent shall then be appropriate adjusted, effective as of the date of any such change in connected load and/or usage, as disclosed by said survey (ii) If such survey shall disclose installation and use of other than Ordinary Equipment, then effective as of the date of said survey, there shall be added to the ERIF portion of fixed annual rent (computed and fixed as hereinbefore described) an additional amount equal to what would be paid under the SC-4 Rate I Service Classification in effect on May 1, 1996 (and not the time-of-day rate schedule) for such load and usage of electricity, with the connected electrical load deemed to be the demand (KW) and the hours of use thereof deemed to be the energy (KWH), as hereinbefore provided, (which addition to the ERIF shall be increased or decreased by all electricity cost changes of Owner, as hereinabove provided, from May 1, 1996 through the date of billing).

         In no event, whether because of surveys, rates or cost changes, or for any reason, is the originally specified $2.50 per rentable square foot ERIF portion of the fixed annual rent (plus any net increase thereof, but not decrease, by virtue of all electricity rate, service classification or market price changes of Owner subsequent to May 1, 1996) to be reduced.

         B. General Conditions: The determinations by Owner's electrical consultant shall be binding and conclusive on Owner and Tenant from and after the delivery of copies of such determinations to Owner and Tenant, unless, within thirty (30) days after delivery thereof, Tenant disputes such determination. If Tenant so disputes the determination, it shall, at its own expense, obtain from a reputable, independent electrical consultant its own determinations in accordance with the provisions of this Article. Tenant's consultant and Owner's consultant then shall seek to agree. If they cannot agree within thirty (30) days they shall choose a third reputable electrical consultant, whose cost shall be shared equally by the parties, to make similar determinations which shall be controlling. (If they cannot agree on such third consultant within ten (10) days, then either party may apply to the Supreme Court in the County of New York for such appointment.) However, pending such controlling determinations Tenant shall pay to Owner the amount of additional rent or ERIF in accordance with the determinations of Owner's electrical consultant. If the controlling determinations differ from Owner's electrical consultant, then the parties shall promptly make adjustment for any deficiency owed by Tenant or overage paid by Tenant.

         If all or part of the submetering additional rent of ERIF payable in accordance with Subdivision A or B of this Article becomes uncollectible or reduced or refunded by virtue of any law, order or regulations, the parties agree that, at Owner's option, in lieu of submetering additional rent or ERIF, and in consideration of Tenant's use of the Building's electrical distribution system and receipt of redistributed electricity and payment by Owner of consultants fees and other redistribution costs, the fixed annual rental rate(s) to be paid under this lease shall be increased by an "alternative charge" which shall be a sum equal to $2.50 per year per rentable square foot of the demised premises, changed in the same percentage as any increase in the cost to Owner for electricity for the entire Building subsequent to May 1, 1996, because of electric rate, service classification or market price changes, such percentage change to be computed as in Subdivision B provided.

         Owner shall not be liable to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available to suitable for Tenant's requirements. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of existing feeders to the Building or wiring installation. Tenant agrees not to connect any additional electrical equipment to the Building electric distribution system, other than lamps, typewriters and other small office machines which consume comparable amounts of electricity, without Owner's prior written consent, which consent shall not be unreasonably withheld. Any riser or risers to supply Tenant's electrical requirements, upon written request of Tenant, will be installed by Owner, at the sole cost and expense of Tenant, if, in Owner's sole judgment, the same are necessary and will not cause permanent damage or injury to the Building or demised premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants. In addition to the installation of such riser or risers, Owner will also at the sole cost and expense of Tenant, install all other equipment proper and necessary in connection therewith subject to the aforesaid terms and conditions. The parties acknowledge that they understand that it is anticipated that electric rates, charges, etc., may be changed by virtue of time-of-day rates or changes in other methods of billing, and/or electricity purchases and the redistribution thereof, and fluctuation in the market price of electricity, and that the references in the foregoing paragraphs to changes in methods of or rules on billing are intended to include any such changes. Anything hereinabove to the contrary notwithstanding, in no event is the submetering additional rent or ERIF, or any "alternative charge", to be less than an amount equal to the total of Owner's payments to public utilities and/or other providers for the electricity consumed by Tenant (and any taxes thereon or on redistribution of same) plus 5% thereof for transmission line loss, plus 15% thereof for other redistribution costs. Owner reserves the right, at any time upon thirty (30) days' written upon written notice, to change its furnishing of electricity to Tenant from a rent inclusion basis to a submetering basis, or vice versa, or to change to the distribution of less than all the components of the existing service to Tenant. Owner reserves the right to terminate the furnishing of electricity on a rent inclusion, submetering, or any other basis at any time, upon thirty (30) day's written notice to the Tenant, in which event the Tenant may make application directly to the public utility and/or other providers for the Tenant's entire separate supply of electric current and Owner shall permit its wires and conduits, to the extent available and safely capable, to be used for such purpose, but only to the extent of Tenant's then authorized load. Any meters, risers, or other equipment or connections necessary to furnish electricity on a submetering basis or to enable Tenant to obtain electric current directly from such utility and/or other providers shall be installed at Tenant's sole cost and expense. Only rigid conduit or electricity metal tubing (EMT) will be allowed. Owner, upon expiration of the aforesaid thirty (30) days' written notice to the Tenant may discontinue furnishing the electric current but this lease shall otherwise remain in full force and effect. If Tenant was provided electricity on a rent inclusion basis when it was so discontinued, then commencing when Tenant receives such direct service and as long as Tenant shall continue to receive such service, the fixed annual rent payable under this lease shall be reduced by the amount of the ERIF which was payable immediately prior to such discontinuance of electricity on a rent inclusion basis.

                                     DEFAULT

42. Supplementing Article 17 of this Lease:

         A. In the event that Tenant is an arrears for rent or any item of additional rent, Tenant waives its right, if any, to designate the items against which payments made by Tenant are to be credited and Owner may apply any payments made by Tenant to any items which Owner in its sole discretion may elect irrespective of any designation by Tenant as to the items against which any such payment should be credited.

         B. If Owner, as a result of any default by Tenant in its performance of any of the terms, covenants, conditions and provisions of this Lease makes any expenditures or incurs any obligations for the payment of money including, without limitation, attorneys' fees, then any such cost, expense or disbursement shall be deemed to be additional rent hereunder and paid by Tenant to Owner upon demand and, if Tenant's lease term shall have expired after such expenditures or obligations have been incurred, such sums shall be recoverable from Tenant as damages.

         C. Tenant shall not seek to remove and/or consolidate any summary proceeding brought by Owner with any action commenced by Tenant in connection with this Lease or Tenant's use and/or occupancy of the Premises.

         D. In the event of a default by Owner hereunder, no property or assets of Owner, or any principals, shareholders, officers, or directors of Owner, whether disclosed or undisclosed, other than the Building in which the premises are located and the land upon which the Building is situated, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Owner and Tenant hereunder or Tenant's use and occupancy of the Premises.


                                   DESTRUCTION

43. Supplementing Article 9 of this Lease, in the event that the Premises or portion thereof are damaged by fire or other casualty and Owner has elected not to terminate this Lease, Tenant shall cooperate with Owner in the restoration of the Premises and shall remove from the Premises as promptly as reasonably possible all of Tenant's salvageable inventory, movable equipment, furniture and other property. Tenant's liability for rent shall resume ten (10) days after Owner's restoration work shall have been substantially completed.


                                    INSURANCE

44. A. Tenant shall not violate, or permit the violation of, any condition imposed by the standard fire insurance policy then issued for office buildings in the Borough of Manhattan, City of New York, and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Premises which would subject Owner to any liability or responsibility for personal injury or death or property damage, or which would increase the fire or other casualty insurance rate on the Building or the property therein over the rate which would otherwise then be in effect (unless Tenant pays the resulting premium as provided in Section C hereof) or which would result in insurance companies of good standing refusing to insure the Building or any of such property in amounts reasonably satisfactory to Owner.

         B. Tenant covenants to provide on or before the earlier to occur of (i) the Commencement Date, and (ii) ten (10) days from the date of this Lease, and to keep in force during the term hereof the following insurance coverage which coverage shall be effective on the Commencement Date:

                  (a) A comprehensive policy of liability insurance naming Owner as an additional insured protecting Owner and Tenant against any liability whatsoever occasioned by accident on or about the Premises in any appurtenances thereto. Such policy shall have limits of liability of not less than Five Million (5,000,000.00) Dollars combined single limit coverage on a per occurrence basis, including property damage. Such insurance may be carried under a blanket policy covering the Premises and other locations of Tenant, if any, provided such a policy contains an endorsement (i) naming Owner as an additional insured, (ii) specifically referencing the Premises; and (iii) guaranteeing a minimum limit available for the Premises equal to the limits of liability required under this Lease;

                  (b) Fire and Extended coverage in an amount adequate to cover the cost of replacement of all personal property, fixtures, furnishings and equipment, including Tenant's Alteration Work located in the Premises.

                  All such policies shall be issued by companies of recognized responsibility licensed to do business in New York State and rated by Best's Insurance reports or any successor publication of comparable standing and carrying a rate of A+ VIII or better or the then equivalent of such rating, and all such policies shall contain a provision whereby the same cannot be canceled or modified unless Owner and any additional insured are given at least thirty
(30) days prior written notice of such cancellation or modification.

                  Prior to the time such insurance is first required to be carried by Tenant and thereafter, at least fifteen (15) days prior to the expiration of any such policies, Tenant shall deliver to Owner either duplicate originals of the aforesaid policies or certificates evidencing such insurance, together with evidence of payment for the policy. If Tenant delivers certificates as aforesaid Tenant, upon reasonable prior notice from Owner, shall make available to Owner, at the Premises, duplicate originals of such policies from which Owner may make copies thereof, at Owner's cost. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder, entitling Owner to exercise any or all of the remedies as provided in this Lease in the event of Tenant's default. In addition, in the event Tenant fails to provide and keep in force the insurance required by this Lease, at the times and for the durations specified in this Lease, Owner shall have the right, but not the obligation, at any time and from time to time, and without notice, to procure such insurance and/or pay the premiums for such insurance in which event Tenant shall repay Owner within five
(5) days after demand by Owner, as additional rent, all sums so paid by Owner and any costs or expenses incurred by Owner in connection therewith without prejudice to any other rights and remedies or Owner under this Lease.

                  Owner and Tenant shall each endeavor to secure an appropriate clause in, or an endorsement upon, each fire or extended coverage policy obtained by it and covering the Building, the Premises or the personal property, fixtures and equipment located therein or thereon, pursuant to which the respective insurance companies waive subrogation or permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party. The waiver of subrogation or permission for waiver of any claim hereinbefore referred to shall extend to the agents of each party and its employees and, in the case of Tenant, shall also extend to all other persons and entities occupying or using the Premises in accordance with the terms of this Lease. If and to the extent that such waiver or permission can be obtained only upon payment of an additional charge then, except as provided in the following two paragraphs, the party benefiting from the waiver or permission shall pay such charge upon demand or shall be deemed to have agreed that the party obtaining the insurance coverage in question shall be free of any further obligations under the provisions hereof relating to such waiver or permission.

                  In the event that Owner shall be unable at any time to obtain one of the provisions referred to above in any of its insurance policies, at Tenant's option, Owner shall cause Tenant to be named in such policy or policies as one of the assureds, but if any additional premium shall be imposed for the inclusion of Tenant as such an assured, Tenant shall pay such additional premium upon demand. In the event that Tenant shall have been named as one of the assureds in any of Owner's policies in accordance with the foregoing, Tenant shall endorse promptly to the order of Owner, without recourse, any check, draft or order for the payment of money representing the proceeds of any such policy or any other payment growing out of or connected with said policy and Tenant hereby irrevocably waives any and all rights in and to such proceeds and payments.

                  In the event that Tenant shall be unable at any time to obtain one of the provisions referred to above in any of its insurance policies, Tenant shall cause Owner to be named in such policy or policies as one of the assureds, but if any additional premium shall be imposed for the inclusion of Owner as such an assured, Owner shall pay such additional premium upon demand or Tenant shall be excused from its obligations under this paragraph with respect to the insurance policy or policies for which such additional premiums would be imposed. In the event that Owner shall have been named as one of the assureds in any of Tenant's policies in accordance with the foregoing, Owner shall endorse promptly to the order of Tenant, without recourse, any check, draft or order for the payment of money representing the proceeds of any such policy or any other payment growing out of or connected with said policy and Owner hereby irrevocably waives any and all rights in and to such proceeds and payments.

                  Subject to the foregoing provisions of this Section B, and insofar as may be permitted by the terms of the insurance policies carried by it, each party hereby releases the other with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damages or destruction with respect to its property by fire or other casualty (including rental value or business interruption, as case may be) occurring during the term of this Lease.

         C. If, by reason of a failure of Tenant to comply with the provisions of Article 14 or Section A above, the rate of fire insurance with extended coverage on the Building or equipment or other property of Owner shall be higher than it otherwise would be, Tenant shall reimburse Owner, on demand, for that part of the premiums for fire insurance and extended coverage paid by Owner because of such failure on the part of Tenant.

         D. Owner may, from time to time, require that the amount of the insurance to be provided and maintained by Tenant under Section B hereof be increased so that the amount thereof adequately protects Owner's interest, but in no event in excess of $1,000,000.00 subject only to a material change in Tenant's particular manner of use or occupancy of the Premises after the date set for the commencement of the term of this Lease.

         E. A schedule or make up of rates for the Building or the Premises, as the case may be, issued by the New York Fire Insurance Rating Organization or other similar body making rates for fire insurance and extended coverage for the premises concerned, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate with extended coverage then applicable to such premises.

         F. Each policy evidencing the insurance to be carried by Tenant under this Lease shall contain a clause that such policy and the coverage evidenced thereby shall be primary with respect to any policies carried by Owner, and that any coverage carried by Owner shall be excess insurance.


                                  SUBORDINATION

45. Supplementing the provisions of Article 7 of this Lease:

         A. Tenant hereby consents to any and all assignment of Owner's interest in this lease to any ground lessor or mortgagee as collateral security for the payment of the ground rent or monies due under any mortgage. Tenant agrees to attorn to and pay rent to any such ground lessor's or mortgagee in accordance with the provisions of any such assignment.

         B. Tenant agrees that no act, or failure of act, on the part of Owner, which would entitle Tenant under terms of this Lease, or by law to be relived of Tenant's obligations hereunder or to terminate this lease, shall result in a release or termination of such obligations or termination of this lease unless
(i) Tenant shall have first given written notice of Owner's act or failure to act to the ground lessors under all then existing ground leases, and to all then existing mortgagees who have requested such notice from Tenant, specifying the act or failure to act on the part of Owner which could or would given basis to Tenant's rights and (ii) the ground lessors and such mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter but nothing herein contained shall be deemed to impose any obligation on any ground lessor or such mortgagee to correct or cure any such condition.

         C. This Lease may not be modified or amended so as to reduce the rent, shorten the term, or otherwise materially affect the rights of Owner hereunder, or be canceled or surrendered except as may be otherwise expressly provided in subparagraph (B) of this Article, without the prior written consent in each instance of the ground lessors and of any mortgagees whose mortgages shall require such consent. Any such modification, agreement, cancellation or surrender made without such prior written consent shall be null and void.


                                 INDEMNIFICATION

46. Except in the case of negligent or willful acts or omissions by Owner or Owner's agents, Tenant shall indemnify and save harmless Owner and Owner's agents against and from (i) any and all claims against Owner or such agents of whatever nature arising from any act, omission or negligence of Tenant, its contractors, licensees, agents, servants, employees, invitees or visitors; (ii) all claims against Owner or such agents arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring during the term of this Lease in or about the Demised Premises, or occurring outside of the Demised Premises but anywhere within or about the Real Property, where such accident, injury or damage results or is claimed to have resulted from any act, omission or negligence of Tenant or Tenant's agents, employees, invitees or visitors; (iii) any breach, violation or non-performance of any covenant, condition or agreement in this Lease set forth and contained on the part of Tenant to be fulfilled, kept, observed and performed; and (iv) any cost, liability or responsibility for the payment of any sales tax with respect to any installations, furniture, furnishings, fixtures or other improvements located, installed or constructed in the Demised Premises, or the filing of any tax return in connection therewith (although Owner agrees to execute any such return if required by law) regardless of whether such tax is imposed upon Owner or Tenant. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suit, demands, costs and expenses of any kind or nature incurred in or in connection with any such claims or proceedings brought thereon, and the defense thereof. The provisions of this
Article 46 shall survive the expiration or earlier termination of the term of this Lease.


                             CHANGES AND ALTERATIONS

47. Anything in Article 3 of this Lease to the contrary notwithstanding, Owner will not unreasonably withhold or delay approval of written requests of Tenant to make nonstructural interior alterations, decorations, additions and improvements (herein referred to as "alterations") in the Demised Premises, provided that such alterations do not affect utility services or plumbing and electrical lines or other systems of the Building. All alterations shall be performed in accordance with the following conditions:

         (a) All alterations costing more than $5,000.00 shall be performed in accordance with plans and specifications first submitted to Owner for its prior written approval. Owner shall be given, in writing, a good description of all other alterations.

         (b) All alterations shall be done in a good and workmanlike manner. Tenant shall, prior to the commencement of any such alterations, at its sole cost and expense, obtain and exhibit to Owner any governmental permit required in connection with such alterations.

         (c) All alterations shall be done in compliance with all other applicable provisions of this Lease and with all applicable laws, ordinances, directions, rules and regulations of governmental authorities having jurisdiction, including, without limitation, the Americans with Disabilities Act of 1990 and New York City Local Law No. 57/87 and similar present or future laws, and regulations issued pursuant thereto, and also New York City Local Law No. 76 and similar present or future laws, and regulations issued pursuant thereto, on abatement, storage, transportation and disposal of asbestos, which work, if required, shall be effected at Tenant's sole cost and expense, by contractors and consultants approved by Owner and in strict compliance with the aforesaid rules and regulations and with Owner's rules and regulations thereon.

         (d) All work shall be performed with union labor having the proper jurisdictional qualifications or by such other duly licensed and insured professionals whose presence at the Demised Premises or the Building will not result in any labor unrest, slowdown or strike by labor rendering services within, or delivering goods to, the Building.

         (e) Tenant shall keep the Building and the Demised Premises free and clear of all liens for any work or material claimed to have been furnished to Tenant or to the Demised Premises.

         (f) Prior to the commencement of any work by or for Tenant, Tenant shall furnish to Owner certificates evidencing the existence of the following insurance:

                  (i) Workmen's compensation insurance covering all persons employed for such work and with respect to whom death or bodily injury claims could be asserted against Owner, Tenant or the Building.

                  (ii) Broad form general liability insurance written on an occurrence basis naming Tenant as an insured and naming Owner an its designee as additional insureds, with limits of not less than $3,000,000 combined single limit for personal injury in any one occurrence, and with limits of not less than $500,000 for property damage (the foregoing limits may be revised from time to time by Owner to such higher limits as Owner from time to time reasonably requires). Tenant, at its sole cost and expense, shall cause all such insurance to be maintained at all time when the work to be performed for or by Tenant is in progress. All such insurance shall be obtained from a company authorized to do business in New York and shall provide that it cannot be canceled without thirty (30) days prior written notice to Owner. All policies, or certificates therefor, issued by the insurer and bearing notations evidencing the payment of premiums, shall be delivered to Owner. Blanket coverage shall be acceptable, provided that coverage meeting the requirements of this Article is assigned to Tenant's location at the Demised Premises.

         (g) All work to be performed by Tenant shall be done in a manner which will not unreasonably interfere with or disturb other tenants and occupants of the Building.

         (h) Any alterations or other work and installations in and for the Demised Premises, which shall be consented to by Owner as provided herein, if effected on Tenant's behalf at Tenant's request by Owner, its agents or contractors, and shall be paid for by Tenant promptly when billed, at cost plus ten (10%) percent thereof for supervision and overhead, plus ten (10%) percent for general conditions, as additional rent hereunder.

         (i) Notwithstanding anything to the contrary contained in this Lease, Tenant shall not undertake or permit any third party to install or affix to the Demised Premises or the Building any work of fine art, modern art, visual art or sculpture including, but not limited to, any work of art or visual art which may be subject to, or which may subject Owner or the Building to, the Visual Artists Act of 1990, 7 U.S.C. Sec. 101 et seq., unless Tenant shall first obtain the written consent of Owner. In the event Tenant undertakes or permits any of the foregoing without first obtaining Owner's written consent, Tenant acknowledges and agrees that same shall constitute a trespass upon the property of Owner, and Owner shall be entitled to remove same without incurring any liability to Tenant or the owner or creator of such work.


                                 LANDLORD'S WORK

48. (a) Tenant has examined and agrees to accepts the leased premises in their existing condition and state of repair and understands that no work is to be performed by Landlord, except that Landlord, at its expense and with reasonable dispatch, subject to delay by causes beyond its control or by the action or inaction of Tenant, shall perform the work as set forth on the schedule attached hereto and made a part hereof.

                  The performance by landlord of the above work ("Landlord's Work") is expressly conditioned upon compliance by Tenant with all the terms and conditions of this lease, including payment of rent.

                  (b) Any changes in or additions to the work and installations mentioned in paragraph (a) above which shall be consented to by Landlord as provided in Article 7 hereof, and further changes in or additions to the demised premises after said work has been completed which shall be so consented to shall be made by Landlord, or its agents, but shall be paid for by Tenant promptly when billed at cost plus 10% for insurance and overhead and plus 10% for profit, and in the event of the failure of Tenant so to pay for said changes or additions, Landlord at its option may consider the cost thereof, plus the above percentages, as additional rent payable by Tenant and collectible as such hereunder, as part of the rent for the next ensuing months.

                  (c) If Landlord's Work is substantially completed prior to the date first above set forth for the commencement of the term, then the term shall commence on the day (10) ten days following notice of such completion of Landlord's Work or upon occupancy of the Premises and shall expire on date set forth above as the expiration date. If the commencement term is other than the first day of a month, rent for the first month shall be adjusted.

                  (d) If Landlord's Work is not substantially completed and is delayed by acts, omissions or changes made or requested by Lessee, its agents, designers, architects or any other party acting or apparently acting on Lessee's behalf, the Tenant shall pay as hereinbefore provided rent and additional rent on a per diem basis for each day of delay of Landlord's substantial completion caused by Tenant or any of the aforementioned parties.

                  (e) Landlord's Work shall be deemed to be substantially completed notwithstanding that (i) minor or non-material details of construction, mechanical adjustment or decoration remain to be performed, provided, that said "Punch List Items" shall be completed by Landlord within a reasonable time thereafter or (ii) a portion of Landlord's Work is incomplete because construction scheduling requires that such work be done after incomplete finishing or after other work to be done by or on behalf of Tenant is completed.


                                      SIGNS

49. Supplementing Article 5 of the Rules and Regulations, Tenant shall be permitted to affix a suitable sign, plaque or applied lettering on the entrance door to the Demised Premises, subject to the prior written approval or Owner, which shall not be unreasonably withheld or delayed in each instance with respect to location, number, type, size, shape and design thereof, and subject, also, to compliance by Tenant, at its sole cost and expense, with all applicable laws, rules and regulations of any governmental authority.


                                    BROKERAGE

50. Tenant represents and warrants to Owner that it did not consult or negotiate with any broker, finder, or consultant with regard to the Demised Premises other than none and that no other broker, finder or consultant participated in procuring this Lease. Tenant hereby indemnifies and agrees to defend, indemnify and hold Owner, its members, directors, officers, employees, agents and servants harmless from any and against suit, action, proceeding, controversy, claim or demand whatsoever at law or in equity that may be instituted against Owner by anyone for recovery of compensation or damages for procuring this Lease or by reason of a breach or purported breach of the representations and warranties contained herein.


                           FAILURE TO PROVIDE CONSENT

51. In no event shall Tenant be entitled to make, and Tenant shall not make and hereby waives, any claim for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Owner has unreasonably withheld, delayed or conditioned its consent or approval to any request by Tenant made under a provision of this Lease. Tenant acknowledges and agrees that in such event, its sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance or declaratory judgment.


                            ASSIGNMENT AND SUBLETTING

52. Supplementing Article 11 of this Lease:

         A. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successor and assigns, expressly covenants that it shall not assign, mortgage or encumber this Lease, nor underlet, or suffer or permit the Demised Premises or any part thereof to be used or occupied by others, without the prior written consent of Owner in each instance. The merger or consolidation of a corporate Tenant or subtenant where the net worth of the resulting or surviving corporation is less than the net worth of the lessee or sublessee immediately prior to such merger or consolidation shall be deemed an assignment of this lease or such sublease. If this Lease be assigned, or if the Demised Premises or any part thereof by underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no assignment, underletting, occupancy or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting. In no event shall any permitted sublessee assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without Owner's prior written consent in each instance. A modification, amendment or extension of a sublease shall be deemed a sublease. If any lien is filed against the Demised Premises or the building of which the same form a part for brokerage services claimed to have been performed for Tenant, whether or not actually performed, the same shall be discharged by Tenant within ten (10) days thereafter, at Tenant's expense, by filing the bond required by law, or otherwise, and paying any other necessary sums, and Tenant agrees to indemnify Owner and its agents and hold them harmless from and against any and all claims, losses or liability resulting from such lien for brokerage services rendered.

         B. If Tenant desires to assign this Lease or to sublet all or any portion of the Demised Premises, it shall first submit in writing to Owner the documents described in Section C hereof, and shall offer in writing (i) with respect to a prospective assignment, to assign this Lease to Owner without any payment of monies or other consideration therefor, or, (ii) with respect to a prospective subletting, to sublet to Owner the portion of the Demised Premises involved ("Leaseback Area") for the term specified by Tenant in its proposed sublease or, at Owner's option for the balance of the term of the Lease less one
(1) day, and at the lower of (a) Tenant's proposed subrental or (b) at the same rate of fixed rent and additional rent, and otherwise on the same terms, covenants and conditions (including provisions relating to escalation rents), as are contained herein and as are allocable and applicable to the portion of the Demised Premises to be covered by such subletting. The offer shall specify the date when the Leaseback Area will be available to Owner, which date shall be in no event earlier than forty-five (45) days nor later than one hundred twenty
(120) days following the acceptance of the offer. If an offer of sublease is made, and if the proposed sublease will result in all or substantially all of the Demised Premises being sublet, then Owner shall have the option to extend the term of its proposed sublease for the balance of the term of this Lease less one (1) day.

                  Owner shall have a period forty-five (45) days from receipt of such offer to either accept or reject the same. If Owner shall accept such offer Tenant shall then execute and deliver to Owner, or to anyone designated or named by Owner, an assignment or sublease, as the case may be, in either case in a form reasonably satisfactory to Owner's counsel.

                  If a sublease is so made it shall expressly:

                  (a) permit Owner to make further subleases of all or any part of the Leaseback Area and (at no cost or expense to Tenant) to make and authorize any and all changes, alterations, installations and improvements in such space as necessary;

                  (b) provide the Tenant will at all times permit reasonably appropriate means of ingress to and egress from the Leaseback Area;

                  (c) negate any intention that the estate created under such sublease be merged with any other estate held by either of the parties;

                  (d) provide that Owner shall accept the Leaseback Area "as is" except that Owner, at Tenant's expense, shall perform all such work and make all such alterations as may be required physically to separate the Leaseback Area from the remainder of the Demised Premises and to permit lawful occupancy, it being intended that Tenant shall have no other cost or expense in connection with the subletting of the Leaseback Area;

            (e) provide that at the expiration of the term of such sublease Tenant will accept the Leaseback Area in its then existing condition subject to the obligations of Owner to make such repairs thereto as may be necessary to preserve the Leaseback Area in good order and condition, ordinary wear and tear excepted.

            Owner shall indemnify and save Tenant harmless from all obligations under this Lease as to the Leaseback Area during the period of time it is so sublet, except for fixed annual rent and additional rent, if any, due under the within Lease, which are in excess of the rents and additional sums due under such sublease.

            Subject to the foregoing, performance by Owner, or its designee, under a sublease of the Leaseback Area shall be deemed performance by Tenant of any similar obligation under this Lease and any default under any such sublease shall not give rise to a default under a similar obligation contained in this Lease, nor shall Tenant be liable for any default under this Lease or deemed to be in default hereunder if such default is occasioned by or arises from any act or omission of the tenant under such sublease or is occasioned by or arises from any act or omission of any occupant holding under or pursuant to any such sublease.

         C. If Tenant requests Owner's consent to a specific assignment or subletting, it shall submit in writing to Owner (i) the name and address of the proposed assignee or sublessee, (ii) a duly executed counterpart of the proposed agreement of assignment or sublease, (iii) reasonably satisfactory information as to the nature and character of the business of the proposed assignee or sublessee and as to the nature of its proposed use of the space, and (iv) banking, financial or other credit information relating to the proposed assignee or sublessee reasonably sufficient to enable Owner to determine the financial responsibility and character of the proposed assignee or sublessee.

         D. If Owner shall not have accepted Tenant's offer, as provided in Section B, then Owner will not unreasonably withhold or delay its consent to Tenant's request for consent to such specific assignment or subletting. Any consent of Owner under this Article shall be subject to the terms of this Article and conditioned upon there being no default by Tenant, beyond any grace period, under any of the terms, covenants and conditions of this Lease at the time that Owner's consent to any such subletting or assignment is requested and on the date of the commencement of the term of any proposed sublease or the effective date of any proposed assignment.

         E. Tenant understands and agrees that no assignment or subletting shall be effective unless and until Tenant, upon receiving any necessary Owner's written consent (and unless it was theretofore delivered to Owner) causes a duly executed copy of the sublease or assignment to be delivered to Owner within ten
(10) days after execution thereof. Any such sublease shall provide that the sublessee shall comply with all applicable terms and conditions of this Lease to be performed by the Tenant hereunder. Any such assignment of lease shall contain an assumption by the assignee of all of the terms, covenants and conditions of this Lease to be performed by the Tenant.

         F. Anything herein contained to the contrary notwithstanding:

            1) Tenant shall not advertise (but may list with brokers) its space for assignment or subletting at a rental rate lower than the greater of the then Building rental rate for such space or the rental rate then being paid by Tenant to Owner.

            2) The transfer of a majority of the issued and outstanding capital stock of, or a controlling interest in, any corporate tenant or subtenant of this Lease or a majority of the total interest in any partnership tenant or subtenant, however, accomplished, and whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease or of such sublease. The transfer of outstanding capital stock of any corporate tenant, for purposes of this Article, shall not include sale of such stock by persons other than those deemed "insiders" within the meaning of the Securities Exchange Act of 1934 as amended, and which sale is effected through "over-the-counter market" or through any recognized stock exchange.

            3) No assignment or subletting shall be made:

               (a) To any person or entity which shall at that time be a tenant, subtenant or other occupant of any part of the Building of which the Demised Premises form a part, or who dealt with Owner or Owner's agent (directly or through a broker) with respect to space in the Building during the six (6) months immediately preceding Tenant's request for Owner's consent;

               (b) By the legal representatives of the Tenant or by a person to whom Tenant's interest under this Lease passes by operation of law, except in compliance with the provisions of this Article;

               (c) To any person or entity for the conduct of a business which is not in keeping with the standards and the general character of the Building of which the Demised Premises form a part.

         G. Anything hereinabove contained to the contrary notwithstanding, the offer back to Owner provisions of Section B hereof shall not apply to, and Owner will not unreasonably withhold or delay its consent to an assignment of this Lease, or sublease of all or part of the Demised Premises, to the parent of Tenant or to a wholly-owned subsidiary of Tenant or of said parent of Tenant, provided the net worth of transferor or sublessor, after such transaction, is equal to or greater than its net worth immediately prior to such transaction, and provided also that any such transaction complies with the other provisions of this Article.

         H. Anything hereinabove contained to the contrary notwithstanding, the offer back to Owner provisions of Section B hereof shall not apply to, and Owner will not unreasonably withhold or delay its consent to an assignment of this Lease, or sublease of all or part of the Demised Premises, to any corporation
(i) to which substantially all the assets of Tenant are transferred or (ii) into which Tenant may be merged or consolidated, provided that the net worth, experience and reputation of such transferee or of the resulting or surviving corporation, as the case may be, is equal to or greater than the net worth experience and reputation of Tenant and of any guarantor of this Lease immediately prior to such transfer and provided, also, that any such transaction complies with the other provisions of this Article.

               No consent from Owner shall be necessary under Subdivisions G and H hereof where (i) reasonably satisfactory proof is delivered to Owner that the net worth and other provisions of G or H, as the case may be, and the other provisions of this Article, have been satisfied and (ii) Tenant, in a writing reasonably satisfactory to Owner's attorneys, agrees to remain primarily liable jointly and severally with any transferee or assignee, for the obligations of Tenant under this Lease.

         I. If Owner shall not have accepted any required Tenant's offer and/or Tenant effects any assignment or subletting, then Tenant thereafter shall pay to Owner a sum equal to fifty (50%) percent of (a) any rent or other consideration paid to Tenant by any subtenant which (after deducting the cost of Tenant, if any, in effecting the subletting, including reasonable alteration costs, commissions and legal fees) is in excess of the rent allocable to the subleased space which is then being paid by Tenant to Owner pursuant to the terms hereof, and (b) any other profit or gain (after deducting any necessary expenses incurred) realized by Tenant from any such subletting or assignment. All sums payable hereunder by Tenant shall be payable to Owner as additional rent upon receipt thereof by Tenant.

         J. In no event shall Tenant be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Owner has unreasonably withheld or unreasonably delayed its consent or approval to a proposed assignment or subletting as provided for in this Article. Tenant's sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment.

         K. Notwithstanding anything contained herein to the contrary, Tenant shall be permitted to license "desk space" within the Demised Premises for uses permitted under this Lease only, provided that same does not result in the addition of more than three (3) additional persons as occupants within the Demised Premises, and provided that any such "desk space" so licensed by Tenant is not separately demised, does not have separate means of ingress to or egress from the public corridors of the Building, and Owner is delivered prompt notice of each such "desk space" license agreement entered into by Tenant, including but not limited to, the identification of each proposed licensee.


                                 TAX ESCALATION

53. Tenant shall pay to Owner, as additional rent, Tenant's share of tax escalation in accordance with this Article:

         A. Definitions: For the purpose of this Article, the following definitions shall apply:

            (i) "Assessed Valuation" shall mean the amount for which the Real Property is assessed pursuant to applicable provisions of the New York City Charter and of the Administrative Code of the City of New York for the purpose of imposition of Taxes.

            (ii) "Base Taxes"* shall mean the Taxes payable for the Tax Year commencing on July 1, 1998 and ending on June 30, 1999.*

            * will not take effect until March 1, 2000

            (iii) The term "Tenant's Share" for purposes of computing tax escalation shall mean three and 9/10 percent (3.9%). The Tenant's Share has been computed on the basis of a fraction, the numerator of which is the deemed rentable square foot area of the presently Demised Premises and the denominator of which is the deemed total rentable square foot area of the office space in the Building. The parties acknowledge and agree that the total rentable square foot area of the presently Demised Premises shall be deemed to be 5537 square feet and that the rentable square foot area of the office space in the Building shall be deemed to be 140,000 square feet.*

            * will not take effect until March 1, 2000

            (iv) Will not take effect until March 1, 2000.

            (v) "Real Property" shall mean the Building, together with the parcel of land upon which it stands.

            (vi) "Taxes" shall mean the aggregate amount of real estate taxes and any general or special assessments (exclusive of penalties and interest thereon) imposed upon the Realty Property including, without limitation, (i) assessments made upon or with respect to any "air" and "development" rights now or hereafter appurtenant to or affecting the Real Property; (ii) any fee, tax or charge imposed by any governmental authority for any vaults, vault space or other space within or outside the boundaries of the Real Property; and (iii) any taxes or assessments levied after the date of this Lease in whole or in part for public benefits to the Real Property or the Building) without taking into account any discount that Owner may receive by virtue of any early payment of Taxes; provided, that if because of any change in the taxation of real estate, any other tax or assessment, however denominated (including, without limitation, any franchise, income, profit, sales, use, occupancy, gross receipts or rental tax) is imposed upon Owner or the owner of the Real Property of the Building, or the occupancy, rents or income therefrom, in substitution for any of the foregoing Taxes, such other tax or assessment shall be deemed part of Taxes computed as if Owner's sole asset were the Real Property. With respect to any Tax Year, all expenses, including attorneys' fees and disbursements, experts' and other witnesses' fees incurred in contesting the validity or amount of any Taxes or in obtaining a refund of Taxes shall be considered as part of the Taxes for such Tax Year. Anything contained herein to the contrary notwithstanding, Taxes shall not be deemed to include (w) any taxes on Owner's income, (x) franchise taxes, (y) estate or inheritance taxes or (z) any similar taxes imposed on Owner, unless such taxes are levied, assessed or imposed in lieu of or as a substitute for the whole or any part of the taxes, assessments, levies, impositions which now constitute Taxes.

            (vii) "Tax Statement" shall mean a statement in setting forth the Taxes payable for a Tax Year, the Base Taxes and the Tax Payment.

            (viii) "Tax Year" shall mean the period July 1 through June 30 (or such other period as hereinafter may be duly adopted by the governmental authority then imposing taxes as its fiscal year for real estate tax purposes, any portion of which occurs during the term of this Lease).

         B. (1) If the Taxes payable for any Tax Year shall represent an increase above the Base Taxes, then Tenant shall pay as additional rent for such Tax Year and continuing thereafter until a new Tax Statement is rendered to Tenant, Tenant's Share of such increase (the "Tax Payment") as shown on the Tax Statement with respect to such Tax Year. The Taxes shall be computed initially on the basis of the Assessed Valuation in effect at the time of the Tax Statement is rendered (as the Taxes may have been settled or finally adjudicated prior to such time) regardless of any then pending application, proceeding or appeal respecting the reduction of any such Assessed Valuation, but shall be subject to subsequent adjustment as provided in Section C.(1) of this Article 13.

            (2) At any time during or after the Term, Owner may render to Tenant a Tax Statement or Tax Statements. Tenant shall pay to Owner the Tax Payment shown thereon or in four (4) equal installments. The first such installment shall be paid for each tax year in advance on June 1. The following three (3) installments for each such Tax Year shall be paid in advance on September 1, December 1 and March 1, respectively. If Taxes are required to be paid on any other date or dates than as presently required by the governmental authority imposing the same, then the due date of the installments of the Tax Payment shall be correspondingly accelerated or revised so that the Tax Payment (or the four (4) installments thereof) is due at least thirty (30) days prior to the date the corresponding payment is due to the governmental authority. If the Tax Year established by the applicable governmental authority shall be changed, any Taxes for the Tax year prior to such change which are included within the new Tax Year and which were the subject of a prior Tax Statement shall be apportioned for the purpose of calculating the Tax Payment payable with respect to such new Tax Year. Owner's failure to render a Tax Statement during or with respect to any Tax Year shall not prejudice Owner's right to render a Tax Statement during or with respect to any subsequent Tax Year, and shall not eliminate or reduce Tenant's obligation to make Tax Payments for such Tax Year. Whenever so requested, but no more than once a year, Owner shall furnish Tenant with a reproduced copy of the tax bill (or receipted bill) for the Taxes for the current or next succeeding Tax Year (if theretofore issued by the governmental authority).

         C. (1) Only Owner shall be eligible to institute tax reduction or other proceedings to reduce the Assessed Valuation. In the event that, after a Tax Statement has been sent to Tenant, an Assessed Valuation which had been utilized in computing the Taxes for a Tax Year is reduced (as a result of settlement, final determination of legal proceedings or otherwise), and as a result thereof a refund of Taxes is actually received by or on behalf of Owner, then, promptly after receipt of such refund, Owner shall send Tenant a Tax Statement adjusting the Taxes for such Tax Year (taking into account any expense for which Owner is otherwise compensated through the proceeds of insurance or is otherwise compensated by any tenant (including Tenant) of the Building for services in excess of the services Owner is obligated to furnish to Tenant hereunder) and setting forth Tenant's Share of such refund and Tenant shall be entitled to receive such Share either, at Owner's option, by way of a credit against the Fixed Annual Rent next becoming due after the sending of such Tax Statement or by a refund to the extent no further Fixed Annual Rent is due; provided, however, that Tenant's Share of such refund shall be limited to the portion of the Tax Payment, if any, which Tenant had theretofore paid to Owner attributable to increases in Taxes for the Tax Year to which the refund is applicable on the basis of the Assessed Valuation before it had been reduced. Anything herein to the contrary notwithstanding, Tenant shall not pay any expenses, including attorneys' fees and disbursements, experts' and other witnesses' fees, incurred by Owner in contesting the validity or amount of the Assessed Valuation which had been utilized in computed the Base Taxes.

            (2) Should the Base Taxes be reduced by final determination of legal proceedings, settlement or otherwise, then, the Tax Payment theretofore paid or payable hereunder for all Tax Years shall be recomputed on the basis of such reduction, and Tenant shall pay to Owner as additional rent, within ten (10) days after being billed therefor, any deficiency between the amount of such Tax Payment as theretofore computed and the amount thereof due as the result of such recomputations.

         D. The expiration or termination of this Lease during any Tax Year shall not affect the rights or obligations of the parties hereto respecting any payments of Tax Payments for such Tax Year, and any Tax Statement relating to such Tax Payment may be sent to Tenant subsequent to, and all such rights and obligations shall survive, any such expiration or termination. In determining the amount of the Tax Payment for the Tax Year in which the term of this Lease shall expire, the payment of the Tax Payment for the Tax Year, including any adjusted Taxes owing under this Article 43, shall be prorated based on the number of days of the term of this Lease which fall within such Tax Year, as the case may be. Any payments due under such Tax Statement shall be payable within twenty (20) days after such Statement is sent to Tenant.

         E. Tenant shall pay to Owner, on demand, as additional rent, a sum equal to Tenant's Share of any business improvement district assessment payable by the Building or the building project. The payment of any business improvement district assessment shall be allocated to Tenant on a direct pass-through basis, and such payment shall not be reduced notwithstanding any reduction in real estate taxes.


                                      HEAT

54. Supplementing Article 31 of this Lease, Tenant acknowledges and agrees that by virtue of the configuration of the elevators, freight elevators and entrance doors to the Demised Premises, as well as the manner of Tenant's use of the Demised Premises and said elevators and freight elevators, Owner may be unable to maintain in the Demised Premises the average minimum temperature required by applicable local laws. However, should the average minimum temperature in the Building satisfy the requirements set b applicable local laws, Tenant acknowledges and agrees that Owner shall be deemed to have furnished sufficient heat to the Demised Premises and Tenant waives any claims of any sort whatsoever against Owner in connection therewith.


             OBLIGATION TO VACATE AND SURRENDER THE DEMISED PREMISES

55. Supplementing Article 22 of this Lease, Tenant acknowledges and agrees that it shall surrender possession of the Demised Premises to Owner upon the expiration or sooner termination of the term of this Lease, vacant and in broom clean condition, free of all occupancies, trade fixtures and personal property. Tenant hereby indemnifies and saves Owner harmless from and against any and all claims, costs, losses and liabilities resulting from any delay by Tenant whatsoever in timely surrendering possession of the Demised Premises in compliance with all of the terms, covenants and conditions of this Lease including, but not limited to, those arising from any claims made by any succeeding tenant or occupant founded upon such delay. Tenant acknowledges and agrees that the damage to Owner as a result of any such failure by Tenant will be significant and will exceed the monthly installment of fixed monthly rent and additional rent previously payable under this Lease, and will likely be incapable of accurate measurement. As a consequence thereof, Tenant agrees that in the event of such failure by Tenant as set forth at length above, at the option of Owner in lieu of the indemnity set forth above, Tenant shall pay to

Owner as liquidated damages for each calendar month and for each portion thereof after the expiration or sooner termination of the term of this Lease until such time as Tenant surrendered to Owner possession of the Demised Premises in compliance with all of the terms, covenants and conditions of this Lease, a sum equal to two (2) times the average monthly installment of fixed annual rent and additional rent payable under this Lease during the last six (6) months of the term hereof. The provisions of this Article shall survive the expiration or sooner termination of the term of this Lease.


                                RIGHT TO RELOCATE

56.      INTENTIONALLY DELETED


                                  RENT CONTROL

57. In the event the fixed annual rent or additional rent or any part thereof provided to be paid by Tenant under the provisions of this Lease shall become uncollectible or shall be reduced or required to be reduced or refunded by virtue of any Federal, State, County or City law, order or regulation, or by any direction of a public officer or body pursuant to law, or the order, rules, code or regulations of any organization or entity formed pursuant to law, whether such organization or entity be public or private, then Owner, at its option, may at any time thereafter terminate this Lease, by not less than thirty
(30) days' written notice to Tenant, on a date set forth in said notice, in which event the term of this Lease shall expire on the date fixed in said notice as if the said date were the date originally fixed herein for the termination of the term of this Lease. Owner shall not have the right so to terminate this Lease if Tenant within such period of thirty (30) days shall in writing lawfully agree that the rentals herein reserved are a reasonable rental and agree to continue to pay said rentals, if such agreement by Tenant shall then be legally enforceable by Owner.


                                AIR CONDITIONING

58. Tenant shall not install or operate any air conditioning equipment in the Demised Premises (either existing or hereinafter installed) without Owner's prior written consent. In the event that Owner consent to the foregoing, Tenant shall maintain and repair such equipment at its sole cost and expense solely by means of licensed third party maintenance and repair contractor(s) approved in advance by Owner, and Tenant shall reimburse Lessor, in accordance with Article 1 of this Lease, for electricity consumed by such equipment in its operation. The type, capacity and manner and location of installation of air conditioning equipment shall be subject solely to Owner's discretion and prior consent, and such equipment shall be sized in capacity to accommodate reasonable usage and occupancy density for the Demised Premises. Owner reserves the right to suspend Tenant's operation of all air conditioning equipment at any time that Owner, in its judgment, deems it necessary to do so for reasons such as accidents, emergencies or any situation arising in the Demised Premises or within the Building, including but not limited to, reasons relating to repairs, alterations or improvements in the Demised Premises or the Building, and Tenant agrees that any such suspension in the operation of the air conditioning equipment may continue until such time as the reason causing such suspension has been remedied and that Owner shall not be held responsible or be subject to any claim by Tenant due to such suspension. Tenant further agrees that Owner shall have no responsibility or liability to Tenant if operation of the air conditioning equipment is prevented by strikes or accidents or any cause beyond Owner's reasonable control, or by the orders or regulations of any federal, state, county or municipal authority or by failure of the equipment or electric current, steam and/or water or other required power source.


                                    LATE FEES

59. Supplementing Article 25 of this Lease, in the event that any payment provided for in this Lease from Tenant to Owner shall become overdue for a period in excess of ten (10) days then, at Owner's option, in each such instance a late charge of $100.00 shall become due and payable to Owner, as additional rent. In the event that any such overdue payment shall remain overdue for a period in excess of twenty-five (25) days, then in that instance such late charge shall no longer be $100.00 but shall instead be the greater of (i) $100.00 or (ii) two (2%) percent of the overdue payment for each month of portion thereof that such payment remains outstanding, from the date such payment was first due until the date such payment is made in full.


                                  MISCELLANEOUS

60. A. This Lease constitutes the entire agreement between the parties hereto as to the matters addressed herein and may not be modified except by a writing signed by Owner and Tenant. No prior statement, agreement or understanding, oral or written, express or implied, as to these same matters shall have any further force or effect, and are hereby merged herein. Tenant agrees that it is not relying on any representations or agreements other than those contained in this Lease, which shall not be modified or canceled except by written instrument subscribed by both parties. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors and their permitted assigns.

         B. This Rider modifies and supersedes certain provisions of the printed portion of this Lease. In the event any term, covenant, condition or agreement contained in this Rider shall conflict or be inconsistent with any term, covenant, condition or agreement contained in the printed portion of the Lease, then the parties agree that the Rider provision shall prevail.

         C. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted.


                                   RENT CREDIT

61. If and so long as Tenant is not in default under this Lease beyond any grace period, Tenant shall be entitled to a rent credit in the amount of $ N/A, to be applied against the N/A monthly installment of fixed monthly rent (without electricity) accruing under this Lease after possession of the premises is delivered to Tenant, so that Tenant shall occupy the Demised Premises free of such fixed monthly rent for that period; except that Tenant shall nevertheless be obligated, from and after the commencement date of the term, to pay additional rents hereunder and to make payment of the ERIF portion of the fixed monthly rent due under Article __ hereof, (anything in said Article __ to the contrary notwithstanding).

         Anything contained hereinabove to the contrary notwithstanding, if Tenant at any time during the term of this Lease, breaches any material covenant, condition or provision of this Lease and fails to cure such breach within any applicable grace period, and provided that this Lease is terminated by Landlord because of such material default, then, in addition to all other damages and remedies herein provided and to which Landlord may be otherwise entitled, Landlord shall also be entitled to the repayment in full of any rent credit theretofore enjoyed by Tenant, which repayment Tenant shall make upon demand therefor.


                            PORTER'S WAGE ESCALATION

62. Tenant shall pay to Landlord, as additional rent, Porter's Wage escalation, in accordance with this Article:

         (a) Definitions: For the purpose of this Article the following definitions shall apply: *

         *no porter wage escalation until March 1, 2000.

             (i) The term "Base Rate" as hereinafter set forth for the determination of Porter's Wage escalation, shall mean the labor rate determined as hereinafter provided, as of the first day of the calendar year 1999 (the "base year"). The term "comparative year" shall mean each calendar year, or a portion thereof, subsequent to the base year.

             (ii) For purposes of this Lease, the rentable square foot area of the presently demised premises shall be deemed to be 5537 square feet.

             (iii) The term "labor rate" shall mean the average of the minimum regular hourly wage rate, plus any taxes applicable thereto, (1) for a porter and (2) for an office cleaner, determined as follows:

                   (1) The minimum regularly hourly wage rate for porters with 5 years service in Class A office buildings, from time to time established by Agreement between the Realty Advisory Board on Labor Relations, Inc., and Local 32B-32J of the Building Service Employees International Union AFL-CIO or by the successors to either or both of them; (this rate shall be used in computations under this Article whether or not porters' wages are actually paid by or for the Landlord or by independent contractors who furnish such services to the Demised Premises or to the Building).

                   (2) The minimum regular hourly wage rate for office cleaners with 5 years service in Class A office buildings, from time to time established by agreement between the Realty Advisory Board on Labor Relations, Inc., and Local 32B-32J of the Building Service Employees International Union AFL-CIO or by the successors to either or both of them; (this rate shall be used in computations under this Article whether or not office cleaners' wages are actually paid by or for the Landlord or by independent contractors who furnish such services to the Demised Premises or to the Building).

                   (3) As used herein, the term "porters" and the term "office cleaners" shall mean, respectively, that classification of employee engaged in the general maintenance and operation of office buildings most nearly comparable to that classification now applicable to porters or office cleaners, as the case may be, in the 1993-1995 Agreement with said Local 32B-32J (which classification is presently termed "others" in said Agreement).

                   (4) If any such union agreement shall require the regular employment of porters or office cleaners on days or during hours when overtime or other premium pay rates are in effect, then the minimum "regular hourly wage rate" as used above and subject to the other adjustments provided for herein, shall be deemed to mean the average hourly wage rate for the hours in a calendar week during which porters or office cleaners are required to be regularly employed (e.g., if, for example, as of October 1, 1997, an agreement between RAB and Local 32B-32J shall require the regular employment of building porters for forty (40) hours during a calendar week at a regular hourly rate of $3.00 for the first thirty (30) hours, and premium or overtime hourly wage rate of $4.50 for the remaining ten hours, then the regular straight time hourly wage rate under this Article, as of October 1, 1998, shall be deemed to be the total weekly wage rate of $135.00, divided by the total number of required hours of employment, forty (40) or $3.375).

                   (5) Subject to the provisions herein contained, and at Landlord's option, computation of the minimum regular hourly wage rate shall be based on the number of hours that a porter or office cleaner is expected to work in any comparison year. In determining said number of hours, Landlord may make reasonable estimates of the average number of days or hours not worked by an average porter or office cleaner, where such days or hours are not specified by, or vary with individual circumstances pursuant to, the union agreement.

                  If there is no such union agreement in effect at any time during or prior to the term of this Lease, then all computations and payments shall, nevertheless, be made, but shall be on the basis of the regular hourly wage rates, plus any taxes applicable thereto, actually being paid or accrued at such time by the Landlord or by the contractor performing the cleaning services for Landlord for such porters or office cleaners, as the case may be, or, if there are no such persons employed at the building, then such computation shall be based on the wage rates (with fringe benefits) or porters or office cleaners, as the case may be, at the Empire State Building, New York, New York. Appropriate retroactive adjustment shall thereafter be made if and when the minimum regular hourly wage rate pursuant to such agreement is finally determined; provided, however, that if as of the last day of any comparative year, no union agreement shall be in effect January 1, occurring in such comparative year, then the minimum regular hourly wage rate computed as aforedescribed shall for all purposes hereof be deemed to be the minimum regular hourly wage rate for purposes of this Article, and that no retroactive adjustment shall be made with respect thereto.

             (b) The parties acknowledge that the labor rate is intended to be an index in the nature of a cost of living or other such index; it is not intended to reflect the actual costs of wages or expenses for the building.

             (c) In the event that the labor rate in effect for any comparative year following the base year shall exceed the Base Rate, then Tenant shall pay to Landlord, as additional rent for such comparative year, an amount equal to the product obtained by multiplying (i) the rentable square foot area of the Demised Premises, by (ii) one cent for each cent (including any fraction of a cent) by which the labor rate in effect during such comparative year exceeds the Base Rate. Subject to subdivision (f) hereof, each such annual amount of additional rent shall commence to be payable, in equal monthly installment, as of the first day of the period for which such labor rate shall have changed; and, after Landlord shall furnish Tenant with an escalation statement relating to such increase in the labor rate, all monthly installments of rent shall contain an item of additional rent equal to one-twelfth (1/12) of the annual amount determined above, until a new change shall take place in the labor rate. In the event that the escalation statement is furnished to the Tenant after the commencement or effective date of any change in the labor rate, there shall be promptly paid by Tenant to Landlord the amount theretofore accrued or allocable to the period prior to the furnishing of the said escalation statement. In the event that the labor rate shall be changed or shall change more frequently than once a year, the adjustment hereunder shall similarly be made by Landlord in an additional escalation statement furnished by Landlord, so as to reflect such change in the monthly installments, as of the effective date of each such change.

             (d) The statements furnished by Landlord to Tenant, as provided above, shall be prepared in reasonable detail by Landlord. The statements thus furnished to Tenant shall constitute a final determination as between Landlord and Tenant of the labor rate and Porter's Wage escalation additional rent for the period represented thereby, unless Tenant within sixty (60) days after they are furnished shall in writing challenge their accuracy or their appropriateness, which notice shall specify the particular respects in which the statement is inaccurate or inappropriate. If Tenant shall so dispute said statements then, pending the resolution of such dispute, Tenant shall pay the additional rent to Landlord in accordance with the statements furnished by Landlord.

             (e) In no event shall the fixed annual rent payable under this Lease be reduced by virtue of this Article.

             (f) If the rent commencement date of this Lease is not the first day of the first comparative year, then the additional rent due hereunder for such first comparative year shall be a proportionate share of said additional rent for the entire comparative year, said proportionate share to be based upon the length of time that this Lease's term will be in existence during such first comparative year. Upon the date of any expiration or termination of this Lease (except termination because of Tenant's default), whether the same be the date hereinabove set forth for the expiration of the term or any prior or subsequent date, a proportionate share of said additional rent for the comparative year during which such expiration or termination occurs shall immediately become due and payable by Tenant to Landlord. The said proportionate share shall be based upon the length of time that this Lease shall have been in existence during such comparative year. Prior to or promptly after said expiration or termination, Landlord shall compute the additional rent, if any, due from Tenant as aforesaid, which computations shall either be based on that comparative year's labor rate(s) or be an estimate, based upon the most recent statements theretofore prepared by Landlord and furnished to Tenant. If an estimate is used, then Landlord thereafter shall cause statements to be prepared on the basis of that comparative year's actual labor rate(s) and, upon Landlord's furnishing such statement to Tenant. Landlord and Tenant shall make appropriate adjustments of amounts then owing or estimated payments theretofore made.

             (g) Notwithstanding any cancellation or termination of the term of this Lease prior to the Lease's expiration date (except in the case of a cancellation by mutual agreement or Tenant's cancellation as of right) Tenant's obligation t pay any and all additional rent under this Article shall continue and shall cover all periods up to the Lease expiration date. Landlord's and Tenant's obligation to make the adjustments referred to in subdivision (f) above shall survive any expiration or sooner termination of the term of this Lease.

             (h) Any delay or failure of Landlord in billing for any additional rent payable as hereinabove provided shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such additional rent hereunder.

         IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date set forth on the first page hereof.




224 W 30 LLC                              MEDSCAPE, INC.
Owner                                     Tenant



By: /s/                                   By: /s/ Tony Plesner
    -----------------------------             --------------------------------

                                 Rider to Lease
                  224 West 30th Street, Suite 407 Medscape Inc.


Demolish existing non-structural walls and patch areas where walls have been removed. No paint. Wall with electrical panel will remain.

Wash Concrete floor.  No scraping or patching.  Remove carpet.

Test and repair as necessary existing light fixtures, outlets and switches.

Test and repair as necessary existing sprinkler system.

Clean and paint existing mens and ladies bathroom.

Tenant shall have the right to use existing air conditioners. If they are not operational, Tenant will have to repair or replace at own expense.

Plans for any renovation must be submitted to the building owner for approval. Approval will not be unreasonably withheld.

Landlord will provide one front door key to allow 24 hour 7 day a week access to Tenant.

Tenant shall give additional 1 month's rent equal to $7,844 that will apply for his last month's rent.

Tenant has the right to renew as from October 31st 1999 for 4 months, month by month.



/s/ Don Eckert
--------------------------


/s/ BK
--------------------------

                                   MEMORANDUM


TO:      NEW TENANT OF 224 WEST 30TH STREET

FROM:    224 W 30 LLC

--------------------------------------------------------------------------------

As you commence occupancy of your space within the building, please be reminded of the following points, all of which already appear in your lease agreement:(1)

1. Prior to your initial occupancy of your space, in order to relocate any of your equipment and furnishings to your space in the building, you must deliver to the Landlord written verification of all insurance required by your lease.

2. Prior to your commencing any work within your space (alterations, additions, improvements, etc.), you must deliver to the Landlord plans for its review and you must obtain the Landlord's written approval of such plans, all as required by your lease.

3. Prior to changing the existing locks or installing new locks on any doors at your space, you must obtain the Landlord's written approval, and promptly thereafter, you must deliver to the Landlord copies of keys to all such locks.

4. There is NO SMOKING permitted within the building, even and especially at fire stairs and landings. This constitutes not only a violation of year lease, but also a violation of law.

5. Rubbish will be collected by the Landlord every other business evening, and must be collected by you within your space and deposited by you after 5:00 PM on the days of the Landlord's collection only, in sealed, plastic garbage bags in a neat and orderly manner immediately adjacent to the front door to your space. The Landlord will not collect any rubbish which is oversized, hazardous or extraordinary in quantity; you shall be responsible for the disposal of any such rubbish in compliance with all laws, rules and regulations. (If the Landlord does choose to dispose of such rubbish at your request, you shall be charged at the rate of $60.00 per cubic yard of such rubbish as additional rent under your lease).

------------
         (1) This memorandum and the contents hereof are in no way intended to modify or amend any lease agreement for space in the building known as 224 West 30th Street, New York, New York.